Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter
Nuveen Insured Massachusetts Tax-Free
Advantage Municipal Fund
333-100875, 811-21216

On January 15, 2003, under Conformed Submission
Type 497, accession number, 0000950137-03-
000243,
a copy of the Statement Establishing and Fixing the Rights and Preferences of Municipal Auction
Rate
Cumulative Preferred Shares (Munipreferred), considered to be an amendment to the Declaration of Trust of the above-referenced fund, was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-
SAR.